                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--66 (California, Florida, New Jersey, New York and Pennsylvania Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-54041 of our opinion dated August 27, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 15, 1999